Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-124478 and No. 333-128237) of Trico Marine Services, Inc. of our reports dated February 24, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
February 28, 2006